DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation: AMERICAN TECHNOLOGIES GROUP, INC.

2. The articles have been amended as follows (provide article numbers, if available):

ARTICLE IV - SECTION (b), Upon effectiveness of a one-for-300 reverse stock split of the Corporation's Common Stock, all issued and outstanding shares, as of the effective date, shall be consolidated to the extent that the issued and outstanding shares of Common Stock shall be reduced from 831,322,014 prior to the reverse split to 2,771,073 following the reverse stock split. All fractional shares shall be rounded up to the next whole number of shares. The capital of the Corporation will not be reduced under or by reason of any amendment herein certified.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: ____________*

4. Effective date of filing (optional): 12/5/05
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): [signature]
DR. GARY FRØMM, CEO

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Correction

(PURSUANT TO NRS 78, 78A, 80, 81, 82, 84, 86, 87, 88, 88A, 89 and 92A)

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction
(Pursuant to NRS 78, 78A, 80, 81, 82, 84, 86, 87, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:
AMERICAN TECHNOLOGIES GROUP, INC.

2. Description of the original document for which correction is being made:
Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

3. Filing date of the original document for which correction is being made: 11 / 16 /2005.

4. Description of the inaccuracy or defect.
The Certificate of Amendment to Articles of Incorporations For Nevada Profit Corporations contained incorrect information relating to the issued and outstanding shares on a pre-reverse stock split and post-reverse stock split basis.

5. Correction of the inaccuracy or defect.
ARTICLE IV-SECTION(b)RESTATED AS FOLLOWS: Upon effectiveness of a one-for-300 reverse stock split of the Corporation's Common Stock, all issued and outstanding shares, as of the effective date, shall be consolidated to the extent that the issued and outstanding shares of Common Stock shall be reduced from 832,520,612 prior to the reverse split to 2,775,069 following the reverse stock split. All fractional shares shall be rounded up to the next whole number of shares. The capital of the Corporation will not be reduced (continued) under or by reason of any amendment herein certified.

6. Signature:

Authorized Signature William N. Plamondon Title * CEO Date 11-23-2005

*If entity is a Corporation, it must be signed by an Officer if stock has been issued, *OR* an Incorporator or Director if stock has not been issued; a Limited-Liability Company, by a manager or managing members; a Limited Partnership or Limited-Liability Limited Partnership, by a General Partner; a Limited-Liability Partnership, by a Managing Partner; a Business Trust, by a Trustee.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.